Exhibit 10.4

COLLABORATION AGREEMENT

This Collaboration Agreement (“Agreement”) is effective as of the date of last signature below (“Effective Date”) and is by and between PharmaCyte Biotech, Inc., a Nevada corporation with its principal place of business at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, United States (“PharmaCyte”), and Femasys Inc., a Delaware corporation, having its principal place of business at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia 30024 (“Femasys”). PharmaCyte and Femasys are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.	Femasys is a biomedical company focused on meeting women’s unmet needs worldwide by developing a broad portfolio of innovative product candidates and products that include minimally invasive, in-office technologies for reproductive health.

B.	PharmaCyte is a biotechnology company focused on developing cellular therapies for cancer, diabetes and malignant ascites.

C.	The Parties entered into that certain Securities Purchase Agreement of even date herewith (“Investment Agreement”) under which PharmaCyte will invest $5,000,000 in Femasys, all in accordance with the terms thereof.

D.	The Parties may wish to work together to collaborate to enhance the products and products in development of Femasys, all in accordance with the terms of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

Definitions

In this Agreement, the below terms and expressions shall have the following meanings, and such meanings shall apply equally to both the singular and plural forms of the terms defined:

1.1           “Affiliate” means, with respect to an entity, any other person or entity, directly or indirectly through one or more intermediaries, controlled by, controlling, or under common control with such entity, whether now or in the future, with “control” meaning (a) direct or indirect beneficial ownership of more than 50% of the voting stock or other ownership interest of, or more than 50% interest in the income of, the applicable person or entity, or (b) the possession, directly or indirectly, of the power to direct the management or policies of the applicable person or entity, whether through the ownership of voting securities or other equity rights, by contract relating to voting rights or corporate governance, or otherwise. Notwithstanding the above, PharmaCyte and Femasys shall not be deemed for the purposes of this Agreement to be Affiliates.

1.2           “Applicable Laws” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of Governmental Authorities that may be in effect from time to time.

1.3           “Background Intellectual Property” means any and all Intellectual Property: (a) that is Controlled by a Party or any of its Affiliates at the Effective Date; and (b) that is Controlled by a Party or any of its Affiliates after the Effective Date and during the Term as a result of activities conducted outside the framework of this Agreement; and (c) Improvements thereto.

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1.4           “Control” or “Controlled” means, with respect to Patents and Know-How, that a Party owns or has a license to use, practice grant access to, license or sublicense such Patents or Know-How, as provided herein without violating the terms of any agreement or other arrangement with any Third Party and without violating Applicable Laws.

1.5           “Executive Officer” of each Party means Joshua N. Silverman for PharmaCyte and Kathy Lee-Sepsick for Femasys.

1.6           “Femasys Inventions” means all Inventions made solely by or on behalf of Femasys and its Affiliates.

1.7           “Governmental Authority” means all agencies, commissions, officials, courts and other governmental and regulatory authorities and instrumentalities having jurisdiction over a Party and/or the Parties, including within the Territory, and all states or other political subdivisions thereof and supranational bodies applicable thereto, and includes regulatory authorities.

1.8           “Improvement” means any Invention that constitutes an improvement, modification, enhancement, or derivative to or of any Intellectual Property that is Controlled by a Party.

1.9           “Intellectual Property” means all Patents, rights to inventions, copyrights, design rights, trademarks, trade secrets, Know-How, and all other intellectual property (whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world

1.10         “Invention” means any invention or discovery, and all Know-How, whether or not patentable, that is conceived, discovered or generated, in whole or in part, by or on behalf of a Party or its Affiliates or subcontractors under this Agreement.

1.11         “Joint Inventions” means all Inventions created, conceived, discovered, developed, generated, invented, made or reduced to practice jointly by or on behalf of Femasys and PharmaCyte, including in each case with or without any Third Party.

1.12         “Know-How” means any tangible and intangible information and data, and materials, discoveries, improvements, inventions, compositions of matter, cell lines, assays, sequences, processes, methods, knowledge, protocols, formulas, utility, formulations, inventions (whether patentable or not), know-how and trade secrets, in each case that either Party treats as confidential or proprietary information and that is not generally known to the public, and excluding any of the foregoing to the extent claimed in any Patents.

1.13         “Patents” means any provisional and non-provisional patents and patent applications, together with all certificates of invention and applications for certificates of invention, additions, divisions, continuations, continuations-in-part, substitutions, and reissues claiming priority thereto, as well as any re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals and the like with respect to any of the foregoing and all foreign counterparts thereof.

1.14         “PharmaCyte Inventions” means all Inventions made solely by or on behalf of PharmaCyte and its Affiliates.

1.15         “Third Party” means any person other than PharmaCyte, Femasys, or their respective Affiliates.

ARTICLE 2

COLLABORATION

2.1           Goal. The goal of the Parties’ collaboration under this Agreement is, if Femasys so desires, to (a) discuss and evaluate and seek technology that may be available to in-license or acquire with a view to enhancing the existing products of Femasys or adding new complementary projects, and (b) develop research plans (“Research Plans”) describing each Party’s responsibilities, if any, with respect to any such technology. Notwithstanding neither party shall have any duty or obligation to share with the other party, or offer any rights in or to, any acquisition or licensing opportunity that comes to such party, nor shall either party have any obligation to conduct any Research Activities (hereafter defined) or develop Research Plans hereunder.

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2.2           Clinical Strategy. The Parties may agree from time to time for PharmaCyte to provide clinical trial support, strategy and consulting services to Femasys in connection with the clinical development of certain technologies, all as will be detailed in the Research Plan.

2.3           Research Costs and Expenses. Except as otherwise set forth herein or as otherwise agreed by the Parties in writing, each Party is responsible for its own costs and expenses incurred in performing the Research Plan.

2.4           Femasys Research Activities. Femasys will perform all activities to which it agrees in its sole discretion under the Research Plan (“Femasys Research Activities”).

2.5           PharmaCyte Research Activities. PharmaCyte will perform all activities allocated to it under the Research Plan (“PharmaCyte Research Activities,” and together with the Femasys Research Activities, the “Research Activities”).

2.6           Research Records and Reports.

(a)            Records. During the Term and for three (3) years thereafter, the Parties will maintain written and electronic records of all Research Activities performed by such Party, including the Research Results, in sufficient detail and in good scientific manner, appropriate for scientific, patent, and regulatory purposes and in compliance with Applicable Law, which records will be complete and properly reflect all work done and results achieved in the performance of its Research Activities by or on behalf of such Party.

(b)            Research Reports. Each Party will keep the other Party reasonably informed on the status, progress, and results of its activities under the Research Plan by providing the other Party, through the JRC (as defined below), with a report containing summaries of the Research Results each Calendar Quarter in the format specified in the Research Plan, which report will (a) include summaries of the Research Results generated by such Party since the last quarterly report provided to the other Party, (b) an update on such Party’s progress under the Research Plan with respect to the performance of the Femasys Research Activities or PharmaCyte Research Activities, and (c) a summary report or presentation in the form to be agreed to by the JRC. Upon the written request of either Party, the other Party will grant such Party access, or otherwise provide to such Party, any applicable databases or records in order for such Party to review the raw data underlying any Research Results.

(c)            Conduct of Research. Each Party will perform its Research Activities diligently and in good scientific manner, in compliance with all Applicable Laws, including cGMP, GLP, and GCP, as applicable. Each Party will devote the efforts of suitably qualified and trained employees and research assistants capable of carrying out the Research Activities set forth under the Research Plan to a professional workmanlike standard.

(d)            Materials. To facilitate the conduct of the Research Activities or the performance of other activities under this Agreement, subject to the other provisions herein, each Party may provide those materials described in the Research Plan (collectively, the “Materials”), in each case, in the quantities and the manner set forth in the Research Plan, for the performance of the Research Activities thereunder. Except as otherwise set forth in this Agreement, all such Materials will remain the sole property of the supplying Party, will be used only in the performance of obligations or exercise of rights under this Agreement expressly in accordance with the applicable Research Plan or other written agreement by the Parties, will be subject to any limitations specified in writing by the supplying Party in connection with such provision and use, may not be transferred or permitted to be transferred to any Third Party without the supplying Party’s prior written consent (except as expressly permitted under the applicable Research Plan), and will not be used in research or testing involving human subjects, unless expressly agreed by the supplying Party. Each Party acknowledges that the other Party is providing the Materials for investigational use only in laboratory animals or in in vitro experiments as further set forth in the Research Plan. THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

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ARTICLE 3

GOVERNANCE

3.1           Alliance Managers. If the parties agree in writing to conduct Research Activities or enter into a Research Plan, each Party will appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”) by providing written notification to the other Party. The Alliance Managers will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties under this Agreement. The Alliance Managers will have the right to attend all meetings of the JRC as non-voting members, and will bring matters to the attention of the JRC if the Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party. For the avoidance of doubt, Femasys shall have no obligation to comply with the provisions of this Article 3 unless it specifically agrees in writing to conduct Research Activities or enter into a Research Plan.

3.2           Joint Research Committee.

3.2.1         Formation of the JRC. If the parties agree in writing to conduct Research Activities or enter into a Research Plan, PharmaCyte and Femasys will establish a joint research committee (“JRC”), which shall be composed of two (2) representatives of Femasys and one (1) representative of PharmaCyte (each of whom must have appropriate technical credentials, experience, knowledge, and authority for such role), and which will have the responsibilities set forth in this ARTICLE 3. The JRC will have no responsibility and authority other than that which responsibility and authority is expressly set forth in this ARTICLE 3.

3.2.2         Membership. Each Party may replace its JRC representative(s) at any time upon notice to the other Party. PharmaCyte will designate one of its JRC members as one of the co-chairpersons of the JRC and Femasys will designate one of its members as the other co-chairperson of the JRC. For each Calendar Year, the co-chairpersons will alternate serving in the role of “lead co-chairperson” for the JRC. The lead co-chairperson or his or her designee, in collaboration with the Alliance Managers, will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within thirty (30) days thereafter. Such minutes will be finalized upon endorsement by all JRC members.

3.2.3         Meetings. The JRC will hold meetings at such times as it elects to do so, but in no event will such meetings be held less frequently than once each Calendar Quarter, unless otherwise agreed by the Parties. Meetings of the JRC may be held by audio or video teleconference; provided, however, that at least one JRC meeting per year will be held in-person (alternating offices) unless otherwise agreed by the Parties. The Alliance Manager of each Party will attend each meeting of the JRC as a non-voting participant. Each Party will be responsible for all of its own expenses of participating in any JRC meeting.

3.2.4         Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items along with appropriate information at least five (5) business days in advance of each meeting of the JRC; provided that under exigent circumstances requiring JRC input, a Party may provide its agenda items to the other Party within a lesser period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as such other Party consents to such later addition of such agenda items or the absence of a specific agenda for such JRC meeting.

3.2.5         Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JRC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party will provide at least five days prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval will not be unreasonably withheld or delayed. Such Party will ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

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3.2.6         Specific Responsibilities of the JRC. The responsibilities of the JRC will be to:

(a)            oversee the execution of the Research Plan;

(b)            coordinate the Research Activities and facilitate communications between the Parties with respect to the Research Activities;

(c)            review, discuss, and determine whether to approve updates to the Research Plan;

(d)            review and discuss the results of performance of the Research Activities under the Research Plan, including all reports provided by the Parties, and the anticipated timeline for initiating and completing all activities set forth in the Research Plan; and

(e)            perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement, or allocated to it by the Parties’ written agreement.

3.3           Decision-Making.

3.3.1         General Decision-Making Process. A quorum for a meeting of the JRC will require the presence of at least one representative from each Party and no action taken at any JRC meeting will be effective unless at least one representative of each Party is participating. All decisions within the authority of the JRC will be made by consensus, with each Party’s representatives collectively having one vote.

3.3.2         Decisions of the JRC. The JRC will use good faith efforts to promptly resolve any such matter for which it has authority. If, after the use of good faith efforts, the JRC is unable to resolve any such matter or any other disagreement between the Parties that may be referred to the JRC, then a Party may refer such matter to the Party’s respective Executive Officer for resolution as set forth below.

3.3.3         Resolution of Disputes. If a Party makes an election under Section 3.3.2 to refer for resolution by the Executive Officers a matter as to which the JRC cannot reach a consensus decision, then the JRC will submit in writing the respective positions of the Parties to their respective Executive Officers. The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable but in any event within fifteen (15) days after such matter is referred to them, and any final decision that the Executive Officers jointly agree to in writing will be conclusive and binding on the Parties as a decision of the JRC.

3.4           Limitations of Committee Authority and Decision-Making. The JRC will only have the powers expressly assigned to it in this ARTICLE 3 and elsewhere in this Agreement and will not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive or determine either Party’s compliance with the terms and conditions of under this Agreement; or (c) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement. In addition, notwithstanding anything to the contrary set forth in this Agreement, without the other Party’s prior written consent, neither Party (in the exercise of a Party’s final decision-making authority), the JRC, nor a Party’s Executive Officer, in each case, may make a decision that could reasonably be expected to require the other Party to take any action that such other Party reasonably believes would (i) require such other Party to violate any Applicable Law, the requirements of any regulatory authority, or any agreement with any Third Party entered into by such other Party or (ii) require such other Party to infringe or misappropriate any Intellectual Property of any Third Party.

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ARTICLE 4

Confidentiality

4.1           Confidentiality Obligations. All information disclosed by one Party to the other Party pursuant to this Agreement shall be “Confidential Information” of the disclosing Party for all purposes hereunder. Each Party agrees that, for the Term and for five (5) years thereafter, such Party shall, and shall ensure that its and its Affiliates’ officers, directors, employees and agents shall, keep completely confidential (using at least the same standard of care as it uses to protect proprietary or confidential information of its own, but in no event less than reasonable care) and not reverse-engineer, publish or otherwise disclose, and not use for any purpose except as expressly permitted hereunder, any Confidential Information of the other Party. The foregoing obligations shall not apply to any information disclosed by a Party hereunder to the extent that the receiving Party can demonstrate with competent evidence that such information:

(a)            was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure;

(b)            was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)            became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party or its Affiliate in breach of this Agreement;

(d)            is developed by the receiving Party independently from, and without use of or reliance upon the disclosing Party’s Confidential Information, as evidenced by the receiving Party’s records; or

(e)            was subsequently lawfully disclosed on a non-confidential basis to the receiving Party or its Affiliate by a Third Party other than in contravention of a confidentiality obligation of such Third Party to the disclosing Party.

4.2           Authorized Disclosure. A Party may disclose the other Party’s Confidential Information to the extent such disclosure is required by valid court order or legal process, provided that, to the extent consistent with such order or process, such Party gives the other Party advance notice of such required disclosure, limits the disclosure to that actually required, and uses commercially reasonable efforts to cooperate in the other Party’s attempts to obtain a protective order or confidential treatment of the information required to be disclosed at the other Party’s request and expense.

4.3           Confidentiality of Agreement Terms. The Parties acknowledge that the terms of this Agreement shall be treated confidentially as Confidential Information of each Party. Notwithstanding the foregoing, such terms may be disclosed by a Party in confidence to investment bankers, investors, and potential investors or acquirers, solely in the context of a potential transaction and for the limited purpose of evaluating such potential transaction. In addition, a copy of this Agreement may be filed by a Party with the Securities and Exchange Commission and/or any applicable securities exchange as required by Applicable Law. In connection with any such filing, such Party shall endeavor to obtain confidential treatment of economic and trade secret information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information except as permitted hereunder.

4.4           Publicity. Neither Party shall originate any publicity, news release or public announcement, written or oral relating to this Agreement, including its existence or the negotiations without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except as required by Applicable Law or the rules of a stock exchange or an authorized department of the government provided that in such case each Party shall use commercially reasonable efforts to enable the other Party to review such publication in advance and in writing.

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ARTICLE 5

INTELLECTUAL PROPERTY

5.1           Inventorship. All determinations of inventorship under this Agreement will be in accordance with U.S. patent law.

5.2           Ownership of Materials. Materials that are Controlled by a Party are proprietary to such Party, and such Party will retain all rights, title, and interests in and to such Materials and all Intellectual Property rights therein, including all Patents relating to such Materials.

5.3           Ownership of Technology.

5.3.1         PharmaCyte Ownership. PharmaCyte will solely own all rights, title, and interest in and to PharmaCyte Inventions and to Background Intellectual Property Controlled by PharmaCyte. Femasys hereby assigns all right, title and interest in and to Improvements to Intellectual Property Controlled by PharmaCyte.

5.3.2         Femasys Ownership. Femasys will solely own all rights, title, and interest in and to Femasys Inventions and to Background Intellectual Property Controlled by Femasys. PharmaCyte hereby assigns all right, title and interest in and to Improvements to Intellectual Property Controlled by Femasys.

5.3.3         Joint Ownership. Except as otherwise agreed, the Parties will jointly own all Joint Inventions, and, subject to the terms and conditions set forth in this Agreement, each Party is entitled to practice Joint Inventions for all purposes on a worldwide basis and to license such Joint Inventions through multiple tiers without consent of the other Party (where consent is required by Applicable Law, such consent is deemed hereby granted) and without a duty of accounting to the other Party. Each Party will grant and hereby does grant to the other Party all further permissions, consents, and waivers with respect to, and all licenses under, the Joint Inventions, throughout the world, necessary to provide the other Party with full rights of use and exploitation of Joint Inventions. Without limitation, each Party will cooperate with the other Party if the Parties determine to apply for U.S. or foreign patent protection for any Joint Inventions and will obtain the cooperation of the individual inventors of any such Inventions.

5.4           No Rights or Licenses. Neither Party grants to the other Party any rights or licenses in or to any Intellectual Property rights, whether by implication, estoppel, or otherwise, in connection with this Agreement.

ARTICLE 6

Term; Termination

6.1           Term and Expiration. The term of this Agreement shall commence upon the Effective Date and shall terminate on the Investor Board Seat Fall-Away (as defined in the Investment Agreement) unless terminated earlier as permitted herein (“Term”).

6.2           Termination. PharmaCyte may terminate this Agreement upon thirty (30) days’ notice to Femasys. Each Party may terminate this Agreement upon notice if the other Party materially breaches any provision hereof and does not cure such breach within thirty (30) days of receipt of notice of such breach by the other Party.

6.3           Surviving Obligations. Notwithstanding anything to the contrary herein, ARTICLE 5, Section 6.2 and ARTICLE 8 shall survive termination or expiration of this Agreement. Unless explicitly stipulated to the contrary in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

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ARTICLE 7

WARRANTIES

7.1           Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

7.1.1         Good Standing. Each Party is duly organized, validly existing, and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization;

7.1.2         Corporate Power and Authority. Each Party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

7.1.3         Binding Obligation. This Agreement has been duly executed and delivered on behalf of each Party, and constitutes a legal, valid and binding obligation, enforceable against each Party in accordance with the terms hereof; and

7.1.4         No Conflict. The execution, delivery, and performance of this Agreement by each Party will not constitute a default under or conflict with any agreement, instrument or understanding to which either entity is a party or by which either entity is bound, or violate any Applicable Law of any Governmental Authority or administrative or other agency having jurisdiction over either Party.

ARTICLE 8

Indemnification, Insurance

8.1           Indemnification by Femasys. Femasys will indemnify, defend, and hold harmless PharmaCyte and its Affiliates, and each of their respective directors, officers, employees, and agents (collectively “PharmaCyte Indemnitees”), from and against all claims, demands, actions, or other proceedings brought by any Third Party (each a “Claim”) against any of the PharmaCyte Indemnitees, and shall pay all losses, liabilities, damages, and expenses, including reasonable attorneys’ fees and costs payable to such Third Party pursuant to such Claim (collectively, “Liabilities”), to the extent resulting from any arising out of:

8.1.1         the conduct of the Femasys Research Activities by or on behalf of Femasys (including by an Affiliate or subcontractor of Femasys);

8.1.2         the material breach of any representation, warranty, or covenant under this Agreement by or on behalf of Femasys or any of its Affiliates; or

8.1.3         the gross negligence, recklessness, or wrongful intentional acts or omissions of any Femasys Indemnitees in the course of performing activities under this Agreement.

8.2           Indemnification by PharmaCyte. PharmaCyte will indemnify, defend, and hold harmless Femasys and its Affiliates and each of their respective directors, officers, employees, and agents (collectively “Femasys Indemnitees”), from and against all Claims brought against any of the Femasys Indemnitees, and shall pay all Liabilities payable to such Third Party pursuant to such Claim, to the extent resulting from:

8.2.1         the conduct of the PharmaCyte Research Activities by or on behalf of PharmaCyte (including by an Affiliate or subcontractor of PharmaCyte);

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8.2.2         the material breach of any representation, warranty, or covenant under this Agreement by or on behalf of PharmaCyte or any of its Affiliates; or

8.2.3         the gross negligence, recklessness, or wrongful intentional acts or omissions of any PharmaCyte Indemnitees in the course of performing activities under this Agreement.

8.3           Indemnification Procedure.

8.3.1         Notice. If either Party is seeking indemnification under Section 8.1 or Section 8.2 (the “Indemnified Party”), then it will promptly inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim, provided, however, that no delay or failure on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) such delay or failure is prejudicial to or otherwise adversely affects the Indemnifying Party.

8.3.2         Control. The Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within thirty (30) days after receipt of notice from the Indemnified Party of the commencement of or assertion of the Claim, to assume the direction and control of the defense, litigation, settlement, appeal, or other disposition of such Claim for which it is obligated to indemnify the Indemnified Party (including the right to settle the Claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Claim, the Indemnified Party will cooperate with the Indemnifying Party, and will cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Claim, including by furnishing such records, information, and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Claim within thirty (30) days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to participate (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the other Party.

8.3.3         Settlement. Notwithstanding any provision to the contrary in this Agreement, the Indemnifying Party will not enter into any settlement, consent judgment, or other voluntary final disposition of any Claim that admits any wrongdoing or fault by any PharmaCyte Indemnitees or Femasys Indemnitees, or imposes on any PharmaCyte Indemnitees or Femasys Indemnitees any payment or other liability, without the prior written consent of such Indemnified Party.

8.4           Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this ARTICLE 8. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

ARTICLE 9

MISCELLANEOUS

9.1           Entire Agreement; Amendments. This Agreement and the attachments hereto and the Research Plans, contain the entire understanding and agreement of the Parties with respect to the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

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9.2           Assignments. Except as expressly provided herein, neither this Agreement nor any rights and obligations hereunder shall be assignable by a Party without the prior written consent of the other Party; provided, however, that a Party may assign this Agreement in its entirety to any Affiliate or to any successor in interest by way of merger, acquisition or sale of all or substantially all of its assets to which this Agreement relates, provided that such successor agrees in writing to be bound by the terms of this Agreement as if it were the assigning Party. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 8.2 shall be void.

9.3           Notices. Any notice, waiver or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by international courier service (signature required) to the other Party at its address shown below or such other address notified by such other Party from time to time.

If to Femasys, addressed to:

3950 Johns Creek Court, Suite 100

Suwanee, Georgia 30024

Attn: Kathy Lee-Sepsick

If to PharmaCyte, addressed to:

PharmaCyte Biotech, Inc.

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

United States,

Attn: Joshua Silverman, Interim CEO

9.4           Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

9.5           Severability. Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

9.6           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States, without regard to its choice of law provisions, including to matters of validity, construction, effect and performance. Matters relating to the inventorship, initial ownership, scope, validity, enforceability or infringement of any Intellectual Property rights in a particular country shall be determined in accordance with the law applicable in the country in which such Intellectual Property rights have been issued or otherwise exist. Any dispute, controversy or claim arising from or in connection with this Agreement or its validity shall be submitted exclusively to the courts located in New York, New York, and each Party hereby submits to the personal jurisdiction of such courts.

9.7           Mutual Cooperation. Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all action or do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (in each case, to the extent that the same is within the control of such Party).

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9.8           Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of PharmaCyte and Femasys. No Third Party shall have any rights whatsoever to (a) enforce any obligation contained in this Agreement; (b) seek a benefit or remedy for any breach of this Agreement; or (c) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

9.9           Language. This Agreement and all other communications under or in connection with this Agreement shall be written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

9.10         Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

9.11         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives effective as of the Effective Date.

PHARMACYTE BIOTECH, INC.

By:	/s/ Joshua N. Silverman

Name:	Joshua N. Silverman

Title:	Interim Chief Executive Officer

FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick

Name:	Kathy Lee-Sepsick

Title:	Chief Executive Officer

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